UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : July 13, 2005

Grant Prideco, Inc.

(Exact name of registrant as specified in charter)

Delaware (State of Incorporation)	001-15423 (Commission File No.)	76-0312499 (I.R.S. Employer Identification No.)

400 N. Sam Houston Pkwy. East, Suite 900 (Address of Principal Executive Offices)	77060 (Zip Code)

Registrant’s telephone number, including area code: (281) 878-8000

(Former name or former address, if changed since last report)

Item 7.01. Regulation FD Disclosure

On July 13, 2005, representatives of Grant Prideco plan to make presentations to potential investors of a new issuance of debt securities. A copy of the presentation materials is attached as Exhibit 99.1 to this Form 8-K. During these presentations, Grant Prideco expects to provide updated earnings guidance that it expects to meet or exceed current analyst earnings per share expectations with respect to its results of operations for the second quarter of 2005. Such earnings expectations exclude the effects of any charges and expenses related to or associated with the Company’s retirement of its 9 5/8% Senior Notes due 2007, entry into its new credit facility and related financing activities, which occurred during the second quarter of 2005.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

99.1      Investor Presentation Materials.

99.2      Press Release Relating to Unregistered Offering

99.3      Press Release Relating to Tender Offer for 9% Senior Notes Due 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Prideco, Inc.
Date: July 12, 2005	By:	/s/ Philip A. Choyce
Philip A. Choyce
Vice President and General Counsel